THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

STOCK PURCHASE WARRANT

Date of Issuance: __________, 200_	Certificate No.__

To Purchase ______________ Shares of
Common Stock of
DAIS ANALYTIC CORPORATION

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

Subject to the conditions set forth herein, ______________________ (“Holder”), or its permitted assigns, is entitled to subscribe for and purchase from Dais Analytic Corporation, a New York corporation (the “Company”), at any time or from time to time after the date hereof (the “Issuance Date”) and continuing during the period of exercise set forth in and subject to the limitations on exercise of paragraph 3 hereof, a total of _____________________________________________ (__________) fully paid and non-assessable shares of the Company’s  Common Stock, par value $0.01 per share (the “Common Stock”), at an exercise price of twenty-five  (US $0.25) per share (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of paragraph 5 hereof.  The term “Warrant(s),” as used herein, shall mean this Warrant of even date herewith, including all amendments to any such Warrants and all warrants issued in exchange, transfer or replacement therefor.  The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchased or purchasable upon the exercise of this Warrant.

This Warrant is subject to the following provisions, terms and conditions:

1.           Definitions.  For the purpose of the Warrants, the following terms, whether or not capitalized or underlined in the text of this Warrant, shall have the following meanings:

 “Commission” shall mean the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning specified in the introduction to this Warrant.

“Convertible Note Issuance” shall mean those Secured Convertible Promissory Notes issued by Company December 11, 2007 through and including January 21, 2008 having, in the aggregate, an original principal amount of $2,950,000.

                “Convertible Noteholder” with respect to any Convertible Note, means at any time each Person then the record owner hereof and “Convertible Noteholders” means all of such Convertible Noteholders collectively

 “Exercise Agreement” shall have the meaning specified in paragraph 2 hereof.

 “Exercise Price” shall have the meaning specified in the introduction to this Warrant.

 “Securities Act” shall mean the Securities Act of 1933, as amended, as any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

 “Warrant Shares” shall have the meaning specified in the introduction to this Warrant.

 “Warrant(s)” shall have the meaning specified in the introduction to this Warrant.

2.              Manner of Exercise; Cashless Exercise; Issuance of Certificates; Payment for Shares; Buy-In Rights; No Fractional Shares.

(a)           The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in partial increments of fifty thousand (50,000) shares, subject to the limitations on exercise contained in paragraph 3 herein, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto (“Exercise Agreement”), during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company) at any time during the period set forth in paragraph 3 hereof and, subject to the terms of subsection (b) below, upon payment to the Company by certified check or wire transfer in an amount equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares to be purchased in connection with such exercise.  The Company agrees that the shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the day upon which all of the foregoing requirements have been met.

(b)           Notwithstanding any provisions herein to the contrary and commencing one (1) year following the Issuance Date if (i) the Per Share Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of the Warrant Shares is not then in effect by the date such registration statement is required to be effective pursuant to the Registration Rights Agreement or not effective at any time during the Effectiveness Period (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Agreement in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
                 B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Exercise Price.

B =           the Per Share Market Value of one share of Common Stock.

For purposes hereof, "Per Share Market Value" means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the "Pink Sheet" quotes for the applicable trading days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(c)           Certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised but in no event later than Five (5) business days (the “Delivery Date”) after the date thereof.  The stock certificate or certificates so delivered shall be registered in the name of said Holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates(s), deliver to said Holder a new Warrant representing the right to purchase the remaining number of shares of Common Stock with respect to which this Warrant shall not then have been exercised.

(d)           In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the date that is Five (5) business days following the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(e)           This Warrant shall be exercisable only for a whole number of Warrant Shares.  No fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise of this Warrant.

3.           Period of Exercise.  This Warrant is exercisable, subject to the following limitations, at any time or from time to time during the period beginning on the Issuance Date and ending five years thereafter (“Term”). During the Term, Holder may exercise this Warrant for only that number of shares of Common Stock equal to the product of the number of shares available hereunder times a ratio the numerator of which is the total aggregate number of shares of Common Stock issued to the Convertible Noteholders pursuant to any conversion of the Convertible Notes as of the date of the proposed exercise and the denominator of which is the total aggregate number of shares of Common Stock that are subject to issuance to the Convertible Noteholders pursuant to the Convertible Note Issuance; provided, however, in the event the Convertible Note is repaid in full in cash on or prior to the maturity date of such Convertible Note, Holder may exercise this Warrant for all of the shares of Common Stock issuable hereunder

                4.           Shares to be Fully Paid; Reservations of Shares.  The Company covenants and agrees that all Warrant Shares will be duly authorized and validly issued and upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5.           Adjustment.

(a)           Stock Dividends, Splits, Reclassifications, etc.  If prior to the expiration date, the Company shall pay a stock dividend upon, or subdivide, split-up, reverse split, reclassify or combine its shares of Common Stock or if such stock shall be made exchangeable for other stock of the Company or if the Company shall effect a capital reorganization or reclassification of the capital stock or consolidate or merge the Company with another entity or sell substantially all of its assets to another entity in such a way that the holders of the Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock then the Company shall appropriately adjust the number, class and/or exercise price of the Stock subject to the outstanding Warrant to reflect the change in Common Stock. All affected terms and conditions of the Warrant shall also be appropriately adjusted. If, as a result of any adjustment under this section the Warrant Holder shall become entitled to a fractional share of Stock, the Holder shall have the right to purchase only the adjusted full number of shares of Stock and no payment or other adjustment will be made in respect to the fractional shares of Stock so disregarded. The determination of the Company’s Board of Directors regarding any adjustment will be final and conclusive. The Holder of the Warrant shall be given prompt notice of any adjustment of the number of shares issuable on exercise of the Warrant or any adjustment of the exercise price of the Warrant as well as the taking of any of the foregoing corporate actions.

(b)           Adjustments for Issuance of Additional Shares of Common Stock..

(A)           In the event the Company, shall, at any time, from time to time, issue or sell any additional shares of common stock (other than pursuant to Stock Equivalents (hereafter defined) granted or issued prior to the issuance date of this Note) (“Additional Shares of Common Stock”), at a price per share less than the Exercise Price then in effect or without consideration, then the Exercise Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying each of the Exercise Price then in effect by a fraction:

(i)           the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Exercise Price then in effect, and

(ii)           the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

(B)           The provisions of paragraph (A) of Section 5(b) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 5(c).  No adjustment of the number of shares of Common Stock for which this Note shall be convertible shall be made under paragraph (A) of Section 5(b) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents pursuant to Section 5(c).

(c)           Issuance of Common Stock Equivalents. The provisions of this Section 5(c) shall apply if (a) the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Notes, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold.  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Exercise Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Exercise Price in effect at the time of such amendment or adjustment, then the applicable Exercise Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (A) of Section 5(b).  No adjustment shall be made to the Exercise Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Exercise Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

                (d)           Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Exercise Price under Sections 5(b) and (c) in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Payee), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the sole purpose of raising capital, (iv) up to 2,000,000 shares of Common Stock issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist or may exist in the future approved by the Board of Directors, (v) up to 250,000 shares of Common Stock issued to the Company’s consultants for services rendered to the Company so long as such issuances are approved by the Board of Directors, and (vi) any warrants issued to the placement agent and its designees for the transactions contemplated hereby.

6.           Representation of holder ..  By acceptance of this Warrant, the Holder hereby represents, warrants and covenant that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain the merits and risks of its investment in the Company; that holder is an “accredited investor” as that term is defined in regulation d under the united states securities act of 1933;  that Holder is able to bear the economic risk of holding such shares as may be required pursuant to the exercise of this Warrant for an indefinite period; the Holder understand that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Exchange Act and will be “ restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of  exercise of this Warrant and even then will not be available unless a public market then exists for the common stock, adequate information concerning the Company then made available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue this Warrant or certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Company describing the manner and terms of such transfer.  Such proposed transfer will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within three (3) business days.  In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.  Whenever a certificate representing the Warrant Shares is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Company shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder's Prime Broker with DTC through its DWAC system so long as the Company’s transfer agent is participating in the DWAC system.

7.           Agreement of the Company.   The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seeking to avoid the observance of this Warrant. In the event that the Company completes a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action and the surviving entity is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its Common Stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right, at the Holder’s expense, to have the Company pay to the Holder an amount in cash equal to the value of this Warrant calculated in accordance with the Black-Scholes formula.

8.           No Rights or Liabilities as a Shareholder.  This Warrant shall not entitle the Holders hereof to any voting rights or any other rights as a shareholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Call.  The Company shall have the right, upon notice to the Holder (“Call Notice”), to “call” all or any portion of this Warrant (a “Call”) provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act, and are freely tradable without restriction for at least the 30-day period preceding such notice, (ii) the Per Share Market Value for the Common Stock has been at least $1.50 per share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like) for each trading day in the 20-trading day period immediately preceding the date of the Call Notice, and (iii) the average daily trading volume for the Common Stock has been at least 75,000 shares for the 10-trading day period immediately preceding the date of the Call Notice.  The Call Notice shall state what portion of the Warrant is being Called and on what date the Call shall take effect, which date shall be at least 30 calendar days after the Call Notice is sent to Holder (the “Call Date”).  The Company covenants to honor all exercises of this Warrant up until 5:00pm (Eastern Time) on the Call Date, and any such exercises will be applied against the portion of the Warrant being Called.  The Call Notice shall be void if on the Call Date, the Warrant Shares are no longer freely tradable without restriction.  After 5:01pm (Eastern Time) on the Call Date, any unexercised portion of the Warrant being Called shall be cancelled without any consideration due to the Holder.

9.           Transfer and Exchange.

(a)           Transfer of Warrant.  Subject to compliance with applicable federal and state securities laws, and the terms and conditions of this Agreement, Holder shall have the right from time to time to transfer or sell all or a portion of this Warrant to one or more third parties (a “Third Party Transferee”); provided, however, (i) no Third Party Transferee shall be a Competitor (as determined in the reasonable good faith discretion of the Board of Directors of Company) of the Company and (ii) that any Third Party Transferee shall agree in writing to be bound as a holder to the terms and conditions of this Warrant.

(b)           Replacement of Warrant.  Upon receipt of written notice from the holder hereof or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon deliver of an indemnity agreement, or other indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(c)           Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this paragraph 9, this Warrant shall be promptly canceled by the Company.

10.           Notices.  All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile or by similar means, on the first (1st) day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the fifth (5th) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed: (i) if to the Holder hereof or any other holder of any Warrants, at the registered address of the Holder hereof or such other holder as set forth in the register kept by the Company at its principal office with respect to the Warrants, or to such other address as the Holder hereof or such other holder may have designated to the Company in writing, and (ii) if to the Company, at 11552 Prosperous Drive, Odessa, Florida 33556, Attention: Timothy Tangredi or addresses as the Company may designated in writing to the Holder hereof or any other holder of any of the Warrants at the time outstanding.

11.           Governing Law; Jurisdiction.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of laws.  Any legal action or proceeding with respect to this Warrant shall be brought in the courts of the State of New York or of the United States of America sitting in Manhattan, New York, and, by execution, delivery and acceptance of this Warrant, both the Company and Holder hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Company and Holder hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

12.           Miscellaneous.

(a)           Amendments.  This Warrant and any provision hereof may be changed, waived, discharged or terminated, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against whom enforcement of the same is sought.

(b)           Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c)           Severability. It is expressly agreed that if any provision of this Warrant shall be determined by a court of competent jurisdiction to be void and of no effect, the provision of this Warrant shall be deemed amended to modify or delete, as necessary, the offending provision, and this Warrant as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intentions of the parties.

(d)           Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(e)           Waiver. The waiver of the Company of any provision of this Warrant shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision of this Warrant.

(f)           Interpretation. All decisions or interpretations of the Board of Directors of the Company with respect to any question arising under this option shall be binding, conclusive and final.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this ___ day of ___________, 200_.

DAIS ANALYTIC CORPORATION	HOLDER

By:

Name: Timothy N. Tangredi	By:
Print Name:

Title: President and CEO	Title:

Address:

TIN#:

Telephone Number:

Facsimile Number:

FORM OF EXERCISE AGREEMENT

[DATE]

To: Dais Analytic Corporation
Attention: Timothy Tangredi

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase _______ shares of $.01 par value Common Stock covered by such Warrant.

The undersigned is an “accredited investor” and is acquiring such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

The undersigned intends that payment of the Exercise Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Company in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________.   The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = Y - (A)(Y)
      B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ (“Y”).

The Exercise Price ______________ (“A”).

The Per Share Market Value of one share of Common Stock  ________________ (“B”).

Signature:

Name:

On behalf of:

Its:

Address: